Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-287968) pertaining to the 2025 Equity Incentive Plan, 2025 Employee Stock Purchase Plan and Amended and Restated 2012 Stock Option and Grant Plan of Chime Financial, Inc. of our report dated March 5, 2026, with respect to the consolidated financial statements of Chime Financial, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP
San Francisco, California
March 5, 2026